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                                                                     Exhibit 5.1

                                September 5, 2003

Board of Directors
XM Satellite Radio Holdings Inc.
1500 Eckington Place, N.E.
Washington, D.C. 20002

Ladies and Gentlemen:

         We are acting as counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3, as amended (SEC File No. 333-89132) (the "Registration Statement"), relating to the public offering of 11,320,755 shares of the Company's Class A Common Stock (the "Shares"), as described in a prospectus dated April 28, 2003 (the "Prospectus") and a prospectus supplement dated September 5, 2003 (the "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

     1.   Executed copy of the Registration Statement, as amended.

     2.   The Prospectus and the Prospectus Supplement.

     3. The Purchase Agreement, dated as of September 5, 2003, between the Company and T. Rowe Price Associates, Inc. (the "T. Rowe Purchase Agreement").

     4. The Purchase Agreement, dated as of September 5, 2003, between the Company and Legg Mason Funds Management, Inc. (the "LMFM Purchase Agreement")

     5. The Purchase Agreement, dated as of September 5, 2003, between the Company and Legg Mason Capital Management, Inc. (the "LMCM Purchase Agreement" and, collectively with the T. Rowe

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          Purchase Agreement and the LMFM Purchase Agreement, the "Purchase
          Agreements").

     6. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on September 5, 2003 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Amended and Restated Certificate").

     7. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Bylaws").

     8. Resolutions of the Board of Directors of the Company adopted on September 4, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms of the Purchase Agreements and (ii) receipt by the Company of the consideration for the Shares specified in the Purchase Agreements and the resolutions of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared for your use in connection with the filing by the Company of a Current Report on Form 8-K, which Current

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Report on Form 8-K will be incorporated by reference into the Registration
Statement.


         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Current Report on Form 8-K and to the reference to this firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                       Very truly yours,


                                       /s/ HOGAN & HARTSON L.L.P.



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